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                                                              Exhibit 99.(g)(13)

STATE STREET BANK AND TRUST COMPANY
Custodian Fee Schedule
Sanford Bernstein International Value Portfolio II
Sanford Bernstein Emerging Markets Fund
Sanford Bernstein Tax Managed International Value Portfolio

I. GLOBAL CUSTODY

Includes: Maintaining custody of assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.

A. Holding Fees (basis points per portfolio per annum)

Group I     Group II          Group III           Group IV       Group V
-------     --------          ---------           --------       -------
Canada      Denmark           Australia           Austria        Finland
U.K.        Euroclear         Belgium             Malaysia       Thailand
            Germany           France              Mexico         Hong Kong
            Japan             Ireland             Singapore
            Netherlands       Italy               S. Africa
                              New Zealand         Sweden
                              Norway
                              Switzerland
                              Spain

Group VI          Group VII                 Group VIII                 Group IX
--------          ---------                 ----------                 --------
Indonesia         Argentina                 Greece                     Chile
Philippines       Brazil                    Taiwan                     China
S. Korea                                    Portugal                   Greece
Turkey                                                                 Poland
                                                                       Sri Lanka
                                                                       India
                                                                       Israel
                                                                       Venezuela

Group X
----------
Bangladesh
Columbia
India
Israel
Pakistan
Peru
Uruguay
Venezuela

Group I     Group II     Group III    Group IV    Group V    Group VI
-------     --------     ---------    --------    -------    --------
2.0         3.0          5.0          8.0         10.0       15.0

Group VII   Group VIII   Group IX     Group X
---------   ----------   --------     --------
20.0        25.0         30.0         40.0

B. Transaction Charges (U.S. Dollars)*

Group I     Group II     Group III    Group IV    Group V    Group VI
-------     --------     ---------    --------    -------    --------
$30         $60          $75          $100        $125       $150
Canada      Australia    Argentina    China       Hungary    Bangladesh
Euroclear   Austria      Belgium      Columbia    Jordan     Uruguay

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Germany     France       Brazil       Greece      Pakistan
Japan       Hong Kong    Chile        India       Peru
Mexico      Italy        Denmark      New Zealand
Netherlands S. Africa    Finland      Norway
            Spain        Indonesia    Singapore
            Switzerland  Ireland      Zimbabwe
            Thailand     Israel
            U.K.         Malaysia
                         Philippines
                         Poland
                         Portugal
                         S. Korea
                         Sri Lanka
                         Sweden
                         Taiwan
                         Turkey
                         Venezuela

*Electronic delivered trade transactions will be lowered by $3.00
Settlement of Third Party foreign Exchange (per transaction)           $50.00

II. DOMESTIC CUSTODY CHARGES

Transactions
------------

Holding Fees Annual Fee in Basis Points

         First 50 million           3
         Next 50 million            2
         Over 100 million           1

State Street Repos                                   $ 7.00

DTC or Fed Book Entry Buy/Sell                       $12.00

New York Physical Buy/Sell                           $25.00

PTC Buy/Sell                                         $12.00

All other trades                                     $16.00

Option charge for each option written or
closing contract, per issue, per broker              $25.00

Option expiration/Option exercised                   $15.00

Deliver loaned securities versus cash
collateral                                           $20.00

Deliver loaned securities versus securities
collateral                                           $30.00

Receive/deliver additional cash collateral           $ 6.00

Substitutions of securities collateral               $30.00

Deliver cash collateral versus receipt
of loaned securities                                 $15.00

Deliver securities collateral versus
receipt of loaned securities                         $25.00

Loan administration - mark-to-market per
day, per loan                                        $ 3.00



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Interest Rate Futures - no security movement         $ 8.00

Monitoring for calls and processing coupons -
for each coupon issue held - monthly charge          $ 5.00

Principal reduction payments per paydown             $10.00

Dividend charges (for items held at the
request of traders over record date in
street form)                                         $50.00

III. PORTFOLIO AND FUND ACCOUNTING

Maintain investment ledgers selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Street's pricing service. (see schedule IV.)

$3,750 per month

IV. PRICING SERVICE

Monthly Quote Charge: (Based on the average number of positions in portfolio)

Municipal Bonds via Muller Data                      $21.00

         Municipal Bonds via Kenny Information
         System                                      $16.00

         Government, Corporate and Convertible
         Bonds via Merrill Lynch                     $12.00

         Corporate and Government Bonds via
         Muller Data                                 $11.00

         Options, Futures and Private Placements     $ 6.00

         Foreign Equities and Bonds via Extel Ltd.   $ 5.00

         Listed Equities, OTC Equities, and Bonds    $ 6.00

         Corporate, Municipal, Convertible and
         Government Bonds, Adjustable Rate
         Preferred Stocks via IDSI                   $ 6.00

V. SPECIAL SERVICES

Fees for activities of non-recurring nature such as consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures and other special items will be negotiated separately.

VI. OUT-OF-POCKET EXPENSES

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

Telephone
Wire Charges ($5.25 per wire in and $5.00 out)
Postage and Insurance



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Courier Service
Duplicating
Legal Fees
Supplies Related to Fund Records
Rush Transfer - $8.00 each
Transfer Fees
Sub-Custodian Out-of-Pocket Charges (e.g. stamp duties, registration, etc.) Price Waterhouse Audit Letter
Federal Reserve Fee for Return Check Items Over $2,500 - $4.25
GNMA Transfer - $15.00 Each

VII. BALANCE CREDITS

A balance credit equal to 90% of the 90-day Treasury Bill rate, in effect the last business day of each month, will be applied to the Custodian Demand Deposit Account (U.S.) balance, net of check redemption service overdrafts, on a pro-rated basis against the fund's Custodian Fees, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31st) will not be carried forward.

SANFORD C. BERNSTEIN & CO., INC.
By: Michael T. Borgia, Senior Vice President
Date: 10/27/99

STATE STREET BANK AND TRUST CO.
By: Jeff D. Conway, Vice President
Date: 10/22/99